Exhibit 10.31

FOURTH AMENDMENT TO SERVICE COMPANY CONTRACT

This Fourth Amendment to that certain Service Company Contract (hereinafter referred to as the “Agreement”) is made and entered into as of the lst day of January, 2000, by and between Pinnacle Administrative Company (formerly known as Florida Administrators, Inc.), a Florida corporation (hereinafter referred to as the “Management Company”) and Pinnace Benefits, Inc. (formerly known as Compensation Benefits, Inc.), a Florida corporation (hereinafter referred to as “Service Company”).

RECITALS

WHEREAS, the Management Company and the Service Company have previously entered into the Agreement effective April 7, 1995; and

WHEREAS, the Agreement has been previously amended by the First Amendment, Second Amendment and Third Amendment to Service Company Contract; and

WHEREAS, the Management Company and the Service Company have agreed to amend Article IV of the Agreement at Section 4.3(a) by amending the “Service Fees” as described therein all as hereinafter set forth.

NOW THEREFORE for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby conclusively acknowledged by the undersigned parties, it is agreed by and between the Management Company and the Service Company as follows:

1.             The above Recitals are incorporated into the terms and provisions of this Agreement by reference.

2.             Article IV “Duties and Responsibilities of Pinnacle and Management Company” at Section 4.3 “Service Fees” is hereby amended by deleting subparagraph (a) and by adding the following amended subparagraph (a) in replacement thereof:

“(a) Management Company agrees to pay to the Service Company, during the term of this Agreement, on a monthly basis, Service Fees equal to 3% of the earned Audited Standard Premium earned by AmCOMP for each calendar year.  Each such monthly payment shall represent, when paid, an estimated monthly payment of the Service Company’s Service Fees.  The actual Services Fees shall be subsequently determined based upon audited records and shall then be paid by Management Company.”

3.             All remaining terms and provisions of the Agreement as preciously amended and as amended by this Fourth Amendment shall remain in full force and effect.  In the event of a conflict between the terms and provisions of this Fourth Amendment and the terms and provisions of the Agreement or a previous amendment, the terms and provisions of this Fourth Amendment shall prevail.

IN WITNESS WHEREOF, the undersigned have executed this Fourth Amendment to Service Company Contract effective as of the date set forth above.

Witnesses:

MANAGEMENT COMPANY: PINNACLE ADMINISTRATIVE COMPANY

/s/ Laura Newstead	By:	/s/ Debra Cerre-Ruedisili
Print Name: Laura Newstead		As Its Director, Executive Vice President, Chief Operating Officer
/s/ Jay Di Egidio		And Duly Authorized Agent
Print Name: Jay Di Egidio

SERVICE COMPANY: PINNACLE BENEFITS, INC.

/s/ Lisa G. Patterson	By:	/s/ [ILLEGIBLE]
Print Name: Lisa G. Patterson		As Its Secretary
And Duly Authorized Agent
/s/ Jay Di Egidio
Print Name: Jay Di Egidio